Securities and Exchange Commission
                     Washington, D.C. 20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):
                        January 25, 2006


                           Cadiz Inc.
     (Exact name of Registrant as specified in its charter)

                            Delaware
         (State or other jurisdiction of incorporation)

                0-12114                        77-0313235
        (Commission File Number)   (IRS Employer Identification No.)

777 South Figueroa Street, Suite 4250, Los Angeles    90017
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the
       Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the
       Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b)
       under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



ITEM 5.05.  AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR
            WAIVER OF A PROVISION OF THE CODE OF ETHICS

     See Item 8.01 - Other Events, below, which is incorporated herein by reference.


ITEM 8.01.  OTHER EVENTS

     As described in the Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 2003 and December 31, 2004, in December 2003 the Company's Board of Directors authorized the adoption of a Management Equity Incentive Plan (the "Incentive Plan"), under which a total of 1,472,051 shares were authorized for issuance to key personnel, subject to vesting schedules. In December 2005, a total of 364,904 shares previously allocated under the Incentive Plan vested and were issued.

     Of the shares which vested in December 2005, 118,064 were issued to Keith Brackpool, the Chief Executive Officer of the Company, 118,064 were issued to Richard Stoddard, the Chief Executive Officer of the Company's subsidiary, Cadiz Real Estate LLC, 92,908 were issued to Mark Liggett, an employee of the Company, and 35,868 shares were issued to Timothy Shaheen, a director of the Company.

     On January 26, 2006, each of the recipients of newly vested shares under the Incentive Plan sold a portion of such shares for tax purposes. Inasmuch as the vesting and issuance of shares under the Incentive Plan constituted an immediate taxable event to the recipients, the recipients chose to sell shares so as to pay taxes. By selling these shares shortly following issuance, the recipients could most closely align the value assigned to each share for tax purposes with the proceeds received upon the sale, thereby maximizing the number of shares which each recipient would be able to retain on a longer term basis (with potential for further appreciation and more favorable capital gains tax rates upon ultimate resale) while still enabling the recipients to satisfy their current tax obligations.

     Under the Company's Code of Business Conduct and Ethics, Company employees, officers and directors are prohibited from purchasing or selling securities of the Company at any time that such person may have material nonpublic information concerning the Company. The aforementioned sellers of shares have certified to the Company that they possessed no material nonpublic information concerning the Company at the time of sale. As such, no waiver of or amendment to the Company's Code of Business Conduct and Ethics was required in order for these sales to be conducted in conformity with such Code.

     However, in addition to the Company's Code of Business Conduct and Ethics, the Company maintains an internal policy that transactions in the Company's securities by members of senior management may ordinarily be made only during window periods following the Company's filing of quarterly and annual reports with the Securities and Exchange Commission, with exceptions to this policy requiring Board approval. For the reasons described above, the recipients of the newly vested Incentive Plan shares proposed to sell a portion of these shares outside of the established window periods. Therefore, prior to the sale of such shares, the sellers requested that the Board approve an exception to the Company's internal policy to allow for such sales to be made on or before January 31, 2006. On January 25, 2006, in light of the circumstances of the proposed sales, the independent members of the Board approved this exception.

     This approval was granted pursuant to the requirements of the Company's internal insider trading policy and therefore did not require a waiver to, or amendment of, the Company's formal Code of Business Conduct and Ethics. However, the Company, strictly as a matter of caution, is reporting the Board's approval of this exception to its internal insider trading policy by way of this Form 8-K filing.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Cadiz Inc.



                              By:  /s/ O'Donnell Iselin II
                                  -------------------------------
                                       O'Donnell Iselin II
                                       Chief Financial Officer



Dated:  January 27, 2006